Exhibit 99.1

ZeroFox Announces Second Quarter Fiscal Year 2024 Financial Results

Achieves Positive Free Cash Flow – Record Quarterly Revenue of $62.2 Million

Washington, D.C., – September 6, 2023 – ZeroFox Holdings, Inc. (Nasdaq: ZFOX), an enterprise software-as-a-service leader in external cybersecurity, today announced financial results for the second quarter ended July 31, 2023.

"We had a very strong quarter with new record highs in quarterly revenue, ARR, subscription customers, large customer adoption, and positive free cash flow for the first time,” said James C. Foster, Chairman and CEO of ZeroFox. “The strong demand for our external cybersecurity platform reflects the growing need and the trust we are building with our customers as we offer a single, consolidated approach to address cyber threats that are outside the perimeter and beyond the endpoint. Today’s earnings announcement marks the fourth consecutive quarter beating our guidance. I am pleased with the momentum we have created in our first year as a public company and look forward to continuing that momentum in service of our customers in the years to come."

Second Quarter Fiscal Year 2024 Financial Highlights

●
Revenue: Total revenue was $62.2 million.
●
Annual Recurring Revenue was $181.8 million.
●
Gross margin: GAAP gross margin was 30% and non-GAAP gross margin was 38%. GAAP subscription gross margin was 51% and non-GAAP subscription gross margin was 72%.
●
Loss from Operations: GAAP loss from operations was $16.2 million. Non-GAAP loss from operations was $4.8 million.
●
Cash and Cash Equivalents were $28.8 million on July 31, 2023, an increase of approximately $500,000 from April 30, 2023.

Recent Highlights

●
Ended the quarter with 1,304 subscription customers, including 175 subscription customers with ARR greater than $100,000 – an increase of 35% year-over-year.
●
Created the external cybersecurity industry's first generative AI deployment leveraging large language models to provide more contextualized external cybersecurity alerts.
●
Added new on-demand response services, extending existing breach response services to include advanced capabilities in dark web monitoring, threat intelligence, and on-demand access to an experienced team to effectively investigate and remediate incidents as well as proactively mitigate future breaches.
●
Announced the election of three new members to its Board of Directors, effective June 29, 2023: Paul Hooper, former CEO and current member of the board of directors of Gigamon, Inc.; Barbara Stewart, former CEO of AmeriCorps; and Teresa Shea, former Vice President at Raytheon and Senior Executive at the National Security Agency.
●
Released the 2023 Brand Protection Trend Report, highlighting a 164% increase in digital threats targeting brands between the first and second quarters of 2023 driven by increased phishing, impersonations, fraud, and scams.

●
Contributed the Attack Surface Management Open Asset Model and Open Asset Database to the open source OWASP Amass Project providing the security community, businesses, and government entities better visibility to their full external attack surface asset ecosystem.

Financial Outlook

For the third quarter of fiscal year 2024, the Company currently expects:

●
Revenue of $55.0 million to $57.0 million.
●
Non-GAAP loss from operations of $6.2 million to $5.4 million.

For the full fiscal year 2024, the Company currently expects:

●
Revenue of $214.0 million to $217.0 million.
●
Non-GAAP loss from operations of $27.0 million to $25.0 million.

ZeroFox has not reconciled its expectations as to non-GAAP loss from operations to their most directly comparable GAAP measures because certain items are out of ZeroFox’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP loss from operations is not available without unreasonable effort.

Additional information regarding the non-GAAP financial measures and key business measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Use of Non-GAAP Financial Measures and Key Business Measures.” A reconciliation of non-GAAP to GAAP financial measures has also been provided in the financial tables included below and is available on our Investor Relations website.

Note that the comparison to prior year GAAP operating results is not meaningful because the financial results for the prior year's period consist only of predecessor, ZeroFox, Inc. and do not include the operating results of IDX. Supplemental financial information that includes unaudited historical, stand-alone financial statements for ZeroFox and IDX is available on the Investor Relations website.

About ZeroFox

ZeroFox (Nasdaq: ZFOX), an enterprise software-as-a-service leader in external cybersecurity, has redefined security outside the corporate perimeter on the internet, where businesses operate, and threat actors thrive. The ZeroFox platform combines advanced AI analytics, digital risk and privacy protection, full-spectrum threat intelligence, and a robust portfolio of breach, incident and takedown response capabilities to expose and disrupt phishing and fraud campaigns, botnet exposures, credential theft, impersonations, data breaches, and physical threats that target your brands, domains, people, and assets. Join thousands of customers, including some of the largest public sector organizations as well as finance, media, technology and retail companies to stay ahead of adversaries and address the entire lifecycle of external cyber risks. ZeroFox and the ZeroFox logo are trademarks or registered trademarks of ZeroFox, Inc. and/or its affiliates in the U.S. and other countries. Visit www.zerofox.com for more information.

Conference Call and Webcast Information

ZeroFox will host a conference call today, September 6, 2023, at 8:00 a.m. to discuss its financial results. To access this call via webcast, please use this link: ZeroFox F2Q24 Earnings Call. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of ZeroFox’s website at https://ir.zerofox.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements related to our anticipated financial results for our third quarter of fiscal year 2024 and fiscal year 2024, growth opportunities in external cybersecurity and our progress to achieving profitability are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by ZeroFox or any other person that the events or circumstances described in such statement are material. These risks and uncertainties include, but are not limited to, the following: our ability to recognize the anticipated benefits of the business combination with IDX and of the LookingGlass acquisition; defects, errors, or vulnerabilities in the ZeroFox platform, the failure of the ZeroFox platform to block malware or prevent a security breach, misuse of the ZeroFox platform, or risks of product liability claims that would harm our reputation and adversely impact our business, operating results, and financial condition; if our enterprise platform offerings do not interoperate with our customers’ network and security infrastructure, or with third-party products, websites or services, our results of operations may be harmed; we may not timely and cost-effectively scale and adapt our existing technology to meet our customers’ performance and other requirements; our ability to introduce new products and solutions and features is dependent on adequate research and development resources and our ability to successfully complete acquisitions; our success depends, in part, on the integrity and scalability of our systems and infrastructure; we rely on third-party cloud providers to host and operate our platform, and any disruption of or interference with our use of these offerings may negatively affect our ability to maintain the performance and reliability of our platform which could cause our business to suffer; we rely on software and services from other parties; we have a history of losses, and we may not be able to achieve or sustain profitability in the future; if organizations do not adopt cloud, and/or SaaS-delivered external cybersecurity solutions that may be based on new and untested security concepts, our ability to grow our business and our results of operations may be adversely affected; we have experienced rapid growth in recent periods, and if we do not manage our future growth, our business and results of operations will be adversely affected; we face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition, and results of operations; competitive pricing pressure may reduce revenue, gross profits, and adversely affect our financial results; adverse general and industry-specific economic and market conditions and reductions in customer spending, in either the private or public sector, including as a result of inflation and geopolitical uncertainty such as the ongoing conflict between Russia and Ukraine, may reduce demand for our platform or products and solutions, which could harm our business, financial condition and results of operations; the COVID-19 pandemic could adversely affect our business, operating results, and financial condition; if we fail to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences, our ability to remain competitive could be impaired; one U.S. government customer accounts for a substantial portion of our revenues; and we rely heavily on the services of our senior management team.

Additional information concerning these, and other risks, is described under the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZeroFox” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX” sections of our final prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 on April 12, 2023, in connection with our registration statement on Form S-1 and in subsequent prospectus supplements filed with the SEC. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

Use of Non-GAAP Financial Measures and Key Business Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures and key business measures are useful in evaluating our operating performance. We use the following non-GAAP financial information and key business measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures and key business measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key business measures as tools for comparison.

A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin

We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Services Gross Profit and Non-GAAP Services Gross Margin

We define non-GAAP services gross profit and non-GAAP services gross margin as GAAP services gross profit and GAAP services gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Research and Development Expense, Non-GAAP Sales and Marketing Expense and Non-GAAP General and Administrative Expense

We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, costs incurred for the Business Combination, and purchase accounting adjustments from the Business Combination.

Non-GAAP Loss from Operations

We define non-GAAP loss from operations as GAAP loss from operations, excluding stock-based compensation expense, amortization of acquired intangible assets, costs incurred for the Business Combination, purchase accounting adjustments from the Business Combination, and goodwill impairment charge.

Annual Recurring Revenue (ARR)

We define ARR as the annualized contract value of all recurring revenue related to contracts in place at the end of the reporting date assuming any contract is renewed on its existing terms. We continue to include ARR from customers whose term has expired within 90 days of the applicable measurement date for which we are actively negotiating renewal.

Subscription Customers

We define a subscription customer as any entity that has entered into a distinct subscription agreement for access to the ZeroFox platform or services for which the term has not ended or with which we are continuing to provide service and negotiating a renewal contract that expired within 90 days of the applicable measurement date. We do not consider our channel partners as customers, and we treat managed service security providers, who may purchase our offerings on behalf of multiple companies, as a single subscription customer.

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Operations

(Unaudited)

(in thousands, except share and per share data)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023

Revenue
Subscription	$23,220	$41,443
Services	39,015	66,326
Total revenue	62,235	107,769
Cost of revenue (1)(2)
Subscription	11,410	21,314
Services	32,073	52,789
Total cost of revenue	43,483	74,103
Gross profit	18,752	33,666

Operating expenses (1)(2)
Research and development	8,705	15,123
Sales and marketing	16,101	35,490
General and administrative	10,126	20,533
Total operating expenses	34,932	71,146
Loss from operations	(16,180)	(37,480)
Other (expense) income
Interest expense, net	(3,818)	(7,300)
Change in fair value of purchase consideration liability	(1,455)	1,206
Change in fair value of warrant liability	144	(884)
Change in fair value of sponsor earnout shares	(160)	1,941
Total other expense	(5,289)	(5,037)
Loss before income taxes	(21,469)	(42,517)
Benefit from income taxes	(4,633)	(7,702)
Net loss after tax	$(16,836)	$(34,815)

Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.29)
Weighted-average shares used in computation of net loss per share attributable to common stockholders, basic and diluted	123,354,228	120,668,451

Other comprehensive income
Foreign currency translation	108	133
Total other comprehensive income	108	133
Total comprehensive loss	$(16,728)	$(34,682)

\

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Operations

(Unaudited)

1 Includes stock-based compensation as follows:

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Cost of revenue - subscription	$72	$79
Cost of revenue - services	36	42
Research and development	459	627
Sales and marketing	453	686
General and administrative	1,294	1,979
Total stock-based compensation expense	$2,314	$3,413

2 Includes amortization of acquired intangible assets as follows:

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Cost of revenue - subscription	$4,938	$9,737
Sales and marketing	6,383	12,466
General and administrative	908	1,792
Total amortization of acquired intangible assets	$12,229	$23,995

ZEROFOX HOLDINGS, INC.

Consolidated Balance Sheet

(Unaudited)

(in thousands, except share data)	July 31, 2023

Assets
Current assets:
Cash and cash equivalents	$28,849
Accounts receivable, net of allowance for doubtful accounts	36,148
Deferred contract acquisition costs, current	3,505
Prepaid expenses and other assets	6,229
Total current assets	74,731

Property and equipment, net of accumulated depreciation	2,118
Capitalized software, net of accumulated amortization	273
Deferred contract acquisition costs, net of current portion	3,510
Acquired intangible assets, net of accumulated amortization	256,349
Goodwill	423,635
Operating lease right-of-use assets	4,706
Other assets	1,494
Total assets	$766,816

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,461
Accrued compensation, accrued expenses, and other current liabilities	15,962
Current portion of long-term debt	938
Deferred revenue, current	60,859
Operating lease liabilities, current	1,840
Total current liabilities	86,060

Deferred revenue, net of current portion	5,714
Long-term debt, net of deferred financing costs	189,915
Purchase consideration liability	9,026
Operating lease liabilities, net of current portion	3,037
Warrants	755
Sponsor earnout shares	504
Deferred tax liability	11,105
Total liabilities	306,116

Stockholders' equity
Common stock, $0.0001 par value; 1,000,000,000 authorized shares; 119,270,214 shares issued and outstanding	12
Additional paid-in capital	1,250,148
Accumulated deficit	(789,492)
Accumulated other comprehensive income	32
Total stockholders’ equity	460,700
Total liabilities and stockholders' equity	$766,816

ZEROFOX HOLDINGS, INC.

Consolidated Statement of Cash Flows

(Unaudited)

(in thousands)	Six Months Ended July 31, 2023

Cash flows from operating activities:
Net loss	$(34,815)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	608
Amortization of software development costs	57
Amortization of acquired intangible assets	23,995
Amortization of deferred debt issuance costs	45
Amortization of right-of-use assets	678
Stock-based compensation	3,413
Provision for bad debts	140
Change in fair value of warrants	884
Change in fair value of purchase consideration liability	(1,206)
Change in fair value of sponsor earnout shares	(1,941)
Deferred taxes	(8,154)
Noncash interest expense	6,865
Changes in operating assets and liabilities:
Accounts receivable	(3,445)
Deferred contract acquisition costs	(3,799)
Prepaid expenses and other assets	(7)
Accounts payable, accrued compensation, accrued expenses, and other current liabilities	(1,783)
Deferred revenue	1,765
Operating lease liabilities	(643)
Net cash used in operating activities	(17,343)

Cash flows from investing activities:
Business acquisition - LookingGlass, net of cash acquired	(7,892)
Purchases of property and equipment	(427)
Capitalized software	(76)
Net cash used in investing activities	(8,395)

Cash flows from financing activities:
Exercise of stock options	262
Proceeds from issuance of notes payable, net of issuance costs	7,425
Repayment of debt	(469)
Net cash provided by financing activities	7,218

Foreign exchange translation adjustment	133

Net change in cash, cash equivalents, and restricted cash	(18,387)
Cash, cash equivalents, and restricted cash at beginning of year	47,649
Cash, cash equivalents, and restricted cash at end of year	$29,262

Supplemental Cash Flow Information:
Cash paid for interest	$884
Cash paid for income taxes	1,597

Non-cash investing and financing activities:
Issuance of warrants along with issuance of debt	$126
Accrual of purchase consideration in connection with business acquisition	9,827
Convertible note issued in connection with business acquisition	3,333
Operating lease liabilities arising from obtaining right-of-use assets	3,895

ZEROFOX HOLDINGS, INC.

Non-GAAP Financial Measures and Reconciliation to GAAP Results

(Unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Revenue	$62,235	$107,769
Gross profit	18,752	33,666
Add: Stock-based compensation expense	108	121
Add: Amortization of acquired intangible assets	4,938	9,737
Non-GAAP gross profit	$23,798	$43,524
Gross margin	30%	31%
Non-GAAP gross margin	38%	40%

Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Subscription revenue	$23,220	$41,443
Subscription gross profit	11,810	20,129
Add: Stock-based compensation expense	72	79
Add: Amortization of acquired intangible assets	4,938	9,737
Non-GAAP subscription gross profit	$16,820	$29,945
Subscription gross margin	51%	49%
Non-GAAP subscription gross margin	72%	72%

Non-GAAP Services Gross Profit and Non-GAAP Services Gross Margin

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Services revenue	$39,015	$66,326
Services gross profit	6,942	13,537
Add: Stock-based compensation expense	36	42
Non-GAAP services gross profit	$6,978	$13,579
Services gross margin	18%	20%
Non-GAAP services gross margin	18%	20%

ZEROFOX HOLDINGS, INC.

Non-GAAP Financial Measures and Reconciliation to GAAP Results

(Unaudited)

Non-GAAP Research and Development Expense

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Research and development expense	$8,705	$15,123
Less: Stock-based compensation expense	459	627
Non-GAAP research and development expense	$8,246	$14,496

Non-GAAP Sales and Marketing Expense

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Sales and marketing expense	$16,101	$35,490
Less: Stock-based compensation expense	453	686
Less: Amortization of acquired intangible assets	6,383	12,466
Less: Purchase accounting adjustment from the Business Combination	(3,147)	(3,147)
Non-GAAP sales and marketing expense	$12,412	$25,485

Non-GAAP General and Administrative Expense

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
General and administrative expense	$10,126	$20,533
Less: Stock-based compensation expense	1,294	1,979
Less: Amortization of acquired intangible assets	908	1,792
Non-GAAP general and administrative expense	$7,924	$16,762

Non-GAAP Loss from Operations

(in thousands)	Three Months Ended July 31, 2023	Six Months Ended July 31, 2023
Loss from operations	$(16,180)	$(37,480)
Add: Stock-based compensation expense	2,314	3,413
Add: Amortization of acquired intangible assets	12,229	23,995
Add: Purchase accounting adjustment from the Business Combination	(3,147)	(3,147)
Non-GAAP loss from operations	$(4,784)	$(13,219)

Media Inquiries

Maisie Guzi, ZeroFox

press@zerofox.com

Investor Relations

Todd Weller, ZeroFox

investor@zerofox.com